UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2010

Ryerson Holding Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

333-169372

(Commission File Number)

26-1251524

(I.R.S. Employer Identification No.)

2621 West 15th Place, Chicago, IL 60608

(Address of principal executive offices and zip code)

(773) 762-2121

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On December 7, 2010, Ryerson Holding Corporation (the “Company”) announced that it completed its offer (the “Exchange Offer”) to exchange up to $483,000,000 in aggregate principal amount at maturity of the Company’s 14 1/2% Senior Discount Notes due 2015 (the “Initial Notes”) that were issued on January 29, 2010 for an equal principal amount of 14 1/2% Senior Discount Notes due 2015 that have been registered under the Securities Act of 1933, as amended. The Exchange Offer expired at 5:00 p.m., New York City time, on December 6, 2010.

A total of $483,000,000 aggregate principal amount at maturity of the Initial Notes were validly tendered and accepted for exchange by the Company. The Initial Notes that were validly tendered and accepted for exchange by the Company constitute 100% of the aggregate principal amount at maturity of the Initial Notes. As a result of completing the Exchange Offer, the Company has satisfied its obligations under the Company’s registration rights agreement covering the Initial Notes.

A copy of the press release announcing the completion of the Exchange Offer is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

d) Exhibits

The following exhibit is being filed with this Current Report on Form 8-K:

99.1        Press Release dated December 7, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 7, 2010

RYERSON HOLDING CORPORATION

By:	/s/ Terence R. Rogers
Name:	Terence R. Rogers
Title:	Chief Financial Officer

Exhibit Index

99.1	Press Release dated December 7, 2010